UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into Material Definitive Agreement

On December 18, 2024, Precigen, Inc. (“Precigen” or the “Company”), entered into an Asset Acquisition Agreement (the “Acquisition Agreement”) with Innovator 21, LLC (“Buyer”), a Delaware limited liability company and an affiliate of Paragon Biosciences, LLC (“Paragon”), pursuant to which the Company agreed to sell to Buyer certain assets, including intellectual property rights and royalty rights, related to FCX-007, a clinical stage product candidate being developed by Castle Creek Biosciences, LLC (“Castle Creek”), a portfolio company of Paragon, for the treatment of Epidermolysis Bullosa (EB) and/or Dystrophic Epodermolysis Bullosa (DEB). The Company received a cash payment of $8.5 million at the closing of the asset sale, which occurred on December 24, 2024. The Company had previously entered into a collaboration with Castle Creek to advance certain product candidates, including FCX-007. In March 2020, the Company and Castle Creek had terminated the original collaboration agreement by mutual agreement, with the parties agreeing that certain product candidates, including FCX-007, would be treated as "Retained Products" under the terms of the original agreement. Castle Creek retained a license to continue to develop and commercialize the Retained Products within the field of use for so long as Castle Creek continued to pursue such development and commercialization and the Company was also entitled to certain royalties with respect to the Retained Products. Following the sale, the Company has no further rights or obligations with respect to Castle Creek or any programs developed in connection with its previously terminated collaboration with Castle Creek, including the rights to receive royalties from Castle Creek. The Company intends to use the proceeds of the sale for working capital and general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: December 26, 2024